Exhibit 99.1

     Discussion of Interim Analysis of Data from Phase 1/2a Clinical Trial of SYNB1618  September 4, 2018  A Novel Class of Living Medicines  Synthetic BioticTM medicines to perform and deliver critical therapeutic functions to treat diseases throughout the body

 Forward-Looking Statements   This presentation and various remarks which may be made during this presentation contain “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, including statements regarding Synlogic’s plans and expectations for the development of SYNB1618. All statements, other than statements of historical facts, regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this presentation and various remarks which may be made during this presentation, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic’s platform to develop therapeutics to address a wide range of diseases including: cancer, inborn errors of metabolism, liver disease, and inflammatory and immune disorders; the future clinical development of Synthetic Biotic medicines; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic’s clinical trials and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Synlogic’s filings with the SEC. The forward-looking statements reflect Synlogic’s current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic’s view as of any date subsequent to the date hereof.

Synthetic Biotic Platform Breadth and Potential:

Current Pipeline



Lead Discovery
Lead Optimization
IND-Enabling Studies
Phase I
Phase II
Hyperammonemia - Urea Cycle Disorder
SYNB1020
Phenylketonuria
SYNB1618
Maple Syrup Urine Disease
Organic Acidemias
Hyperammonemia - Hepatic Encephalopathy
SYNB1020
Inflammatory Bowel Disease
abbvie
Immuno Oncology 1
Immuno Oncology 2
Immuno Oncology 3
Inborn Errors of Metabolism
Metabolic Disease
Immunomodulation

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SYNB1618 for Phenylketonuria (PKU):

Goal: Managing Plasma Phe Levels to Enable Increased Intake of Natural Protein

- **PKU is a rare inherited amino acid metabolism disorder**
  - Causes build up of amino acid phenylalanine (Phe) in the body
  - Phenylalanine is found in all proteins
- **Diagnosed:** 16,500 in US, similar in EU5
  - If left untreated, symptoms include cognitive impairment, convulsions, behavior problems, skin rash
- **Treatment:**
  - Low protein diet (no meat, dairy, nuts, eggs)
  - Kuvan: PAH cofactor. 20-40% of patients
  - Palynziq: injectable, pegylated, bacterial enzyme (PAL) (Adults)

- **Target Profile to Address Unmet Need:**
  - Manage Phe: Currently < half adults at target (120 - 360 mmol / L, source: NPKUA)
  - Increase natural protein intake (less than 10g typically)
  - Oral dosing without systemic toxicity

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SYNB1618 Mechanism of Action:
Designed to Convert Toxic Phenylalanine to *Trans*-cinnamic Acid


Amino acids from dietary proteins
[Absorption and Recirculation]
Healthy
Phe
PKU
Phenylalanine Hydroxylase (PAH): converts Phe into Tyrosine
Tyrosine
Impaired PAH
Accumulation of Phe to toxic levels
SYNB1618
Probiotic bacteria: E. Coli Nissle
Components of Synthetic Genetic Circuit
Phenylalanine
Hippuric acid (HA)
t-Cinnamic Acid (TCA)
PheP: High-Affinity Uptake
Phenylalanine
t-Cinnamic Acid
Metabolic Conversions
FNR
FNR
pheP
FNR
FNR
PAL3
AraC
AraC
LAAD
Phenylalanine
Phenylpyruvate (PP)


Manage Phe levels

When Phe is not efficiently metabolized (PKU) **SYNB1618** provides an alternative mechanism

- **PAL3** - Produces **TCA** which is converted to **HA** in the liver and is excreted in urine
- **LAAD** – Produces (PP)

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SYNB1618 in the Clinic: Study Design

Phase 1/2a SAD/MAD in Healthy Volunteers with Patient Cohort

A randomized, double-blind, placebo-controlled study to assess the safety, tolerability of SYNB1618 in healthy volunteers across a range of doses; includes cohort of SAD / MAD PKU patients



Timeline
H1 2018
H2 2018
2019
Healthy Volunteer SAD: Single dose / day
1x10^{10} CFU
5x10^{10} CFU
1x10^{11} CFU
1x10^{11} CFU / solid food
2x10^{11} CFU
5x10^{11} CFU
HV SAD:
• 3:1 active to placebo (4 subjects per cohort)
• 6 cohorts: **24 HVs**
PKU Single dose N=4
Healthy Volunteer MAD: 7 day Dosing
1x10^{10} CFU
5x10^{10} CFU
7x10^{10} CFU
1x10^{11} CFU
HV MAD:
• 6:2 active to placebo (8 subjects per cohort)
• 4 cohorts: **32 HVs**
Interim Analysis: TCA, HA production in HVs
PKU Multi dose N=up to 20

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SYNB1618 in the Clinic: Safety

Interim Analysis of Phase 1/2a SAD/MAD Study Healthy Volunteer Cohorts

- The study enrolled 56 healthy volunteers, all of whom received at least one dose of SYNB1618 or placebo. The subjects were predominantly male Caucasians and the age range of enrolled subjects was 18-62 years

- There were no treatment-related serious adverse events, no systemic toxicity or infections

- Treatment-emergent adverse events were either mild or moderate in severity, and reversible. Most AEs were GI-related

- All subjects cleared the bacteria. There was no evidence of colonization, and no subject required antibiotics

- Single dose MTD was defined as $2x10^{11}$ CFU. Doses above this level were associated with dose-limiting GI adverse events

- Based on pharmacodynamic data and tolerability profile a dose was identified for the second part of the study in PKU patients

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 Statistically significant dose-dependent activity of SYNB1618 in healthy volunteers

SYNB1618 in the Clinic:

Phase 1/2a SAD/MAD in Healthy Volunteers with Patient Cohort


2017
2018
2019
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
IND enabling studies
SAD / MAD HV
SD/MD Patient cohorts

- **Goal:** assess safety, tolerability and kinetics in healthy volunteers across a range of doses
  - Includes cohorts of SD/MD PKU patients
- **Interim read:** *trans*-Cinnamic acid and Hippuric acid production in healthy volunteers
- **Study duration:** ~12 months

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